                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                        10/31/97



================================================================================





                                 $500,000,000

                               CREDIT AGREEMENT

                         DATED AS OF OCTOBER 31, 1997

                                    AMONG

                       WALLACE COMPUTER SERVICES, INC.



                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                           AS ADMINISTRATIVE AGENT,


                                     AND

                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                 ARRANGED BY

                        BANCAMERICA ROBERTSON STEPHENS






================================================================================

                              TABLE OF CONTENTS


Section                                                                     Page
-------                                                                     ----
ARTICLE I

      DEFINITIONS...........................................................  1
      1.01    Certain Defined Terms.........................................  1
      1.02    Other Interpretive Provisions................................. 24
      1.03    Accounting Principles......................................... 25

ARTICLE II

      THE CREDITS........................................................... 25
      2.01    Amounts and Terms of Commitments.............................. 25
      2.02    Loan Accounts................................................. 25
      2.03    Procedure for Committed Borrowing............................. 26
      2.04    Conversion and Continuation Elections......................... 27
      2.05    Bid Borrowings................................................ 28
      2.06    Procedure for Bid Borrowings.................................. 29
      2.07    The Swing Line Loans.......................................... 32
      2.08    Procedure for Swing Line Loans................................ 32
      2.09    Voluntary Termination or Reduction of Commitments............. 34
      2.10    Optional Prepayments.......................................... 35
      2.11    Increase in Commitments....................................... 35
      2.12    Mandatory Repayment and/or Reduction in Commitments........... 36
      2.13    Interest...................................................... 36
      2.14    Fees.......................................................... 37
              (a)  Arrangement, Agency Fees................................. 37
              (b)  Facility Fee............................................. 37
      2.15    Computation of Fees and Interest.............................. 37
      2.16    Payments by the Company....................................... 37
      2.17    Payments by the Banks to the Administrative Agent............. 38
      2.18    Sharing of Payments, Etc. .................................... 39

ARTICLE III

      TAXES, YIELD PROTECTION AND ILLEGALITY................................ 39
      3.01    Taxes......................................................... 39
      3.02    Illegality.................................................... 41
      3.03    Increased Costs and Reduction of Return....................... 41
      3.04    Funding Losses................................................ 42
      3.05    Inability to Determine Rates.................................. 43
      3.06    Certificates of Banks......................................... 43

Section                                                                     Page
-------                                                                     ----
      3.07    Replacement of Banks........................................... 43
      3.08    Survival....................................................... 44

ARTICLE IV

      CONDITIONS PRECEDENT................................................... 44
      4.01    Conditions of Initial Loans.................................... 44
              (a)Credit Agreement and Notes.................................. 44
              (b)Resolutions; Incumbency..................................... 44
              (c)Organization Documents; Good Standing....................... 45
              (d)Legal Opinions.............................................. 45
              (e)Payment of Fees............................................. 45
              (f)Offer to Purchase........................................... 45
              (g)Merger Agreement............................................ 45
              (h)Margin Regulations.......................................... 45
              (i)Certificate................................................. 46
              (j)Other Documents............................................. 46
      4.02    Conditions to All Borrowings................................... 46
              (a) Notice of Borrowing........................................ 46
              (b) Continuation of Representations and Warranties............. 46
              (c) No Existing Default........................................ 47

ARTICLE V

      REPRESENTATIONS AND WARRANTIES......................................... 47
      5.01    Corporate Existence and Power.................................. 47
      5.02    Corporate Authorization; No Contravention...................... 47
      5.03    Governmental Authorization..................................... 48
      5.04    Binding Effect................................................. 48
      5.05    Litigation..................................................... 48
      5.06    No Default..................................................... 48
      5.07    ERISA Compliance............................................... 49
      5.08    Use of Proceeds; Margin Regulations............................ 49
      5.09    Title to Properties............................................ 49
      5.10    Taxes.......................................................... 49
      5.11    Financial Condition............................................ 50
      5.12    Environmental Claims........................................... 50
      5.13    Regulated Entities............................................. 50
      5.14    Copyrights, Patents, Trademarks and Licenses, etc.............. 50
      5.15    Subsidiaries................................................... 50

Section                                                                     Page
-------                                                                     ----
      5.16    Swap Obligations ............................................. 51
      5.17    Acquisition Documents......................................... 51
      5.18    Full Disclosure .............................................. 51
      5.19    Solvency ..................................................... 51

ARTICLE VI

      AFFIRMATIVE COVENANTS ................................................ 52
      6.01    Financial Statements ......................................... 52
      6.02    Certificates; Other Information .............................. 53
      6.03    Notices ...................................................... 53
      6.04    Preservation of Corporate Existence, Etc ..................... 54
      6.05    Maintenance of Property ...................................... 54
      6.06    Insurance .................................................... 55
      6.07    Payment of Taxes.............................................. 55
      6.08    Compliance with Laws ......................................... 55
      6.09    Compliance with ERISA ........................................ 55
      6.10    Inspection of Property and Books and Records ................. 55
      6.11    Environmental Laws ........................................... 55
      6.12    Use of Proceeds .............................................. 56
      6.13    Consummation of the Graphic Industries Merger................. 56
      6.14    Subsidiary Guarantee Agreement................................ 56

ARTICLE VII

      NEGATIVE COVENANTS ................................................... 56
      7.01    Limitation on Liens .......................................... 56
      7.02    Sale of Assets................................................ 58
      7.03    Consolidations and Mergers ................................... 58
      7.04    Loans and Investments ........................................ 59
      7.05    Limitation on Indebtedness.................................... 60
      7.06    Transactions with Affiliates ................................. 60
      7.07    Use of Proceeds .............................................. 61
      7.08    Contingent Obligations ....................................... 61
      7.09    Restricted Payments .......................................... 61
      7.10    ERISA ........................................................ 62
      7.11    Change in Business ........................................... 62
      7.12    Accounting Changes ........................................... 62
      7.13    Minimum Interest Coverage .................................... 62
      7.14    Maximum Adjusted Funded Debt to EBITDA ....................... 63

Section                                                                     Page
-------                                                                     ----

      7.15    Permitted Securitization ...................................... 63
      7.16    Sale-Leasebacks................................................ 63

ARTICLE VIII

      EVENTS OF DEFAULT...................................................... 63
      8.01    Event of Default............................................... 63
              (a) Non-Payment ............................................... 63
              (b) Representation or Warranty ................................ 63
              (c) Specific Defaults ......................................... 63
              (d) Other Defaults............................................. 64
              (e) Cross-Default ............................................. 64
              (f) Insolvency; Voluntary Proceedings.......................... 64
              (g) Involuntary Proceedings.................................... 64
              (h) ERISA...................................................... 65
              (i) Monetary Judgments......................................... 65
              (j) Change of Control.......................................... 65
              (k) Guaranties................................................. 65
              (l) Securitization Facility.................................... 65
      8.02    Remedies....................................................... 65
      8.03    Rights Not Exclusive........................................... 66

ARTICLE IX

      THE ADMINISTRATIVE AGENT............................................... 66
      9.01    Appointment and Authorization; "Administrative Agent".......... 66
      9.02    Delegation of Duties........................................... 66
      9.03    Liability of Administrative Agent.............................. 67
      9.04    Reliance by Administrative Agent............................... 67
      9.05    Notice of Default.............................................. 67
      9.06    Credit Decision................................................ 68
      9.07    Indemnification of Administrative Agent........................ 68
      9.08    Administrative Agent in Individual Capacity.................... 69
      9.09    Successor Administrative Agent................................. 69
      9.10    Withholding Tax................................................ 69
      9.11    Co-Agents; Documentation Agent................................. 71

ARTICLE X

      MISCELLANEOUS.......................................................... 71


Section                                                                     Page
-------                                                                     ----
      10.01   Amendments and Waivers......................................... 71
      10.02   Notices........................................................ 72
      10.03   No Waiver; Cumulative Remedies................................. 73
      10.04   Costs and Expenses............................................. 73
      10.05   Company Indemnification........................................ 74
      10.06   Payments Set Aside............................................. 74
      10.07   Successors and Assigns......................................... 75
      10.08   Assignments, Participations, etc............................... 75
      10.09   Confidentiality................................................ 76
      10.10   Set-off........................................................ 77
      10.11   Notification of Addresses, Lending Offices, Etc................ 77
      10.12   Counterparts................................................... 77
      10.13   Severability................................................... 77
      10.14   No Third Parties Benefited..................................... 78
      10.15   Governing Law and Jurisdiction................................. 78
      10.16   Waiver of Jury Trial........................................... 78
      10.17   Termination of Existing Credit Facility........................ 79
      10.18   No Indirect Security........................................... 79
      10.19   Entire Agreement............................................... 79

     SCHEDULES

     Schedule 2.01   Commitments
     Schedule 5.03   Governmental Consents
     Schedule 5.05   Litigation
     Schedule 5.07   ERISA
     Schedule 5.12   Environmental Matters
     Schedule 5.15   Subsidiaries and Minority Interests
     Schedule 7.01   Permitted Liens
     Schedule 7.04   Investments
     Schedule 7.05   Permitted Indebtedness
     Schedule 7.08   Contingent Obligations
     Schedule 10.02  Lending Offices, Addresses for Notices


     EXHIBITS

     Exhibit A       Form of Notice of Committed Borrowing
     Exhibit B       Form of Notice of Conversion/Continuation
     Exhibit C       Form of Compliance Certificate
     Exhibit D       Form of Assignment and Acceptance
     Exhibit E       Intentionally Omitted
     Exhibit F       Form of Competitive Bid Request
     Exhibit G       Form of Competitive Bid
     Exhibit H       Form of Committed Loan Note
     Exhibit I       Form of Bid Loan Note
     Exhibit J       Form of Swing Line Note
     Exhibit K       Form of Subsidiary Guarantee Agreement

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of October 31, 1997, among Wallace Computer Services, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks and as Swing Line Bank, Wachovia Bank, N.A., as documentary agent ("Documentary Agent") and the various co-agents identified as such on the signature pages hereto or in an Assignment and Assumption Agreement entered into pursuant to Section 10.08 hereof.

     WHEREAS, the Company desires a revolving credit facility (i) to finance the acquisition of 100% of the capital stock of Graphic Industries, Inc., (ii) to refinance existing indebtedness, (iii) to provide ongoing working capital financing and (iv) for general corporate purposes;

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                  ARTICLE I

                                 DEFINITIONS


     1.01 Certain Defined Terms. The following terms have the following meanings:

           "Absolute Rate" has the meaning specified in subsection 2.06(b).


           "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

           "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

           "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

           "Acquisition Corp." means Greenwich Acquisition Corp., a Georgia corporation, and a Wholly-Owned Subsidiary of the Company.

           "Acquisition Documents" means the collective reference to the Tender Offer Documents and the Merger Agreement and all other documents and information sent by the Company or any of its Subsidiaries or Graphic Industries to the shareholders of Graphic Industries or filed with the SEC in connection with the Tender Offer or the Graphic Industries Merger.

           "Adjusted Funded Debt" means, at any time, the aggregate amount at such time of Indebtedness for money borrowed of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, plus obligations of the Company and its Subsidiaries under capital leases to the extent required to be capitalized on a balance sheet in accordance with GAAP, plus, without duplication, Contingent Obligations relating to any of the foregoing plus, the amount of Securitization Facility Attributed Indebtedness, if any.

           "Adjusted Funded Debt to EBITDA Ratio" means as of the end of any fiscal quarter, the ratio of Adjusted Funded Debt at such time to EBITDA for the four fiscal quarters then ended.

           "Administrative Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent appointed under Section 9.09.

           "Administrative Agent-Related Persons" means BofA and any successor agent appointed under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Administrative Agent may from time to time specify.

           "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "Aggregate Commitment" means the aggregate of the Commitments of the Banks. The initial Aggregate Commitment is $500,000,000.

           "Agreement" means this Credit Agreement.

           "Applicable Facility Fee Percentage" means:

                 (a) at any time the Company's senior unsecured Indebtedness is not explicitly rated by a Rating Agency, the percentage determined by reference to the Funded Debt to EBITDA Ratio as follows:


--------------------------------------------------------------------------------
                                                   Applicable Facility
          Funded Debt to EBITDA Ratio                 Fee Percentage
          ---------------------------              -------------------
--------------------------------------------------------------------------------
       Greater than
       or Equal to         But less than
       -----------         -------------
--------------------------------------------------------------------------------
         2.50:1.0                --                       .150%
         1.50:1.0             2.50:1.0                    .125%
         1.00:1.0             1.50:1.0                    .100%
            --                1.00:1.0                    .075%
--------------------------------------------------------------------------------

          The Applicable Facility Fee Percentage shall be subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDA Ratio in accordance with the above table. The Funded Debt to EBITDA Ratio shall be calculated by the Company as of the end of each of its fiscal quarters commencing January 31, 1998 and shall be reported to the Administrative Agent pursuant to a certificate delivered in accordance with Section 6.02(b). The adjustment, if any, to the Applicable Facility Fee Percentage shall be effective commencing on the third Business Day after the delivery of such officer's certificate. Until so adjusted after January 31, 1998, the Applicable Facility Fee Percentage shall be .125%. If the Company shall at any time fail to furnish to the Administrative Agent any of the financial statements required to be delivered pursuant to Sections 6.01(a) and 6.01(b) or the officer's certificate required to be delivered with such financial statements pursuant to Section 6.02(b), the maximum Applicable Facility Fee Percentage shall apply until the third Business Day after such time as such financial statements and officer's certificate are so delivered; or

               (b) at any time the Company's senior unsecured Indebtedness is explicitly rated by a Rating Agency then, the percentage determined by reference to such rating as follows:


--------------------------------------------------------------------------------
        Rating of the Company's                      Applicable
     senior unsecured Indebtedness            Facility Fee Percentage
     -----------------------------            -----------------------
--------------------------------------------------------------------------------
          BB+ or Bal or below                         .150%
--------------------------------------------------------------------------------
          BBB- or Baa3                                .125%
--------------------------------------------------------------------------------
          BBB or Baa2                                 .125%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           BBB+ or Baa1                              .100%
--------------------------------------------------------------------------------
           A- or A3 or above                         .075%
--------------------------------------------------------------------------------

               If the ratings established or deemed to have been established by the Rating Agencies for senior unsecured Indebtedness of the Company shall fall within different categories, then notwithstanding the foregoing, the Applicable Facility Fee Percentage shall be based on the higher of the two ratings; provided, however, that in the event of a split by S&P and Moody's of more than one rating level, the Applicable Facility Fee Percentage shall be based on the level one rating below the highest level of the two split levels; and if the ratings established or deemed to have been established by S&P and Moody's for the senior unsecured Indebtedness of the Company shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency provided, that in no event shall the Applicable Facility Fee Percentage be reduced at any time that a Default or Event of Default has occurred and is continuing. If the rating system of S&P or Moody's shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the parties shall in good faith negotiate appropriate modifications to this definition. Pending such modifications, the Applicable Facility Fee Percentage shall be determined in accordance with subsection (a) of this definition.

               "Applicable Margin" means (a) 0% with respect to Base Rate Loans and (b) the Applicable Offshore Rate Margin with respect to Offshore Rate Committed Loans.

               "Applicable Offshore Rate Margin" means:

                     (a) at any time the Company's senior unsecured
               Indebtedness is not explicitly rated by a Rating Agency, the percentage determined by reference to the Funded Debt to EBITDA Ratio as follows:


--------------------------------------------------------------------------------
                                                 Applicable Offshore Rate
          Funded Debt to EBITDA Ratio                      Margin
          ---------------------------                      ------
--------------------------------------------------------------------------------
      Greater than
      or Equal to            But less than
      -----------            -------------
--------------------------------------------------------------------------------
      2.50:1.0                    --                       .300%
      2.00:1.0                 2.50:1:0                    .275%
      1.50:1.0                 2.00:1.0                    .225%
      1.00:1.0                 1.50:1.0                    .200%
         --                    1.00:1.0                    .175%
--------------------------------------------------------------------------------

          The Applicable Offshore Rate Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDA Ratio in accordance with the above table. The Funded Debt to EBITDA Ratio shall be calculated by the Company as of the end of each of its fiscal quarters commencing January 31, 1998 and shall be reported to the Administrative Agent pursuant to a certificate delivered in accordance with Section 6.02(b). The adjustment, if any, to the Applicable Offshore Rate Margin shall be effective commencing on the third Business Day after the delivery of such officer's certificate. Until so adjusted after January 31, 1998, the Applicable Offshore Rate Margin shall be .275%. If the Company shall at any time fail to furnish to the Administrative Agent any of the financial statements required to be delivered pursuant to Sections 6.01(a) and 6.01(b) or the officer's certificate required to be delivered with such financial statements pursuant to Section 6.02(b), the maximum Applicable Offshore Rate Margin shall apply until such time as such financial statements and officer's certificate are so delivered; or

               (b) at any time the Company's senior unsecured Indebtedness is explicitly rated by a Rating Agency then, the percentage determined by reference to such rating as follows:


--------------------------------------------------------------------------------
           Rating of the Company's                    Applicable
       senior unsecured Indebtedness             Offshore Rate Margin
--------------------------------------------------------------------------------
          BB+ or Bal or below                           .300%
--------------------------------------------------------------------------------
          BBB- or Baa3                                  .275%
--------------------------------------------------------------------------------
          BBB or Baa2                                   .225%
--------------------------------------------------------------------------------
          BBB+ or Baa1                                  .200%
--------------------------------------------------------------------------------
          A- or A3 or above                             .175%
--------------------------------------------------------------------------------

               If the ratings established or deemed to have been established by the Rating Agencies for senior unsecured Indebtedness of the Company shall fall within different categories, then notwithstanding the foregoing, the Applicable Offshore Rate Margin shall be based on the higher of the two ratings; provided, however, that in the event of a split by S&P and Moody's of more than one rating level, the Applicable Offshore Rate Margin shall be based on the level one rating below the highest level of the two split levels; and if the ratings established or deemed to have been established by S&P and Moody's for the senior unsecured Indebtedness of the Company shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency provided, that in no event shall the Applicable Offshore Rate Margin be reduced at any time that a Default or Event of Default has occurred and is continuing.

          If the rating system of S&P or Moody's shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the parties shall in good faith negotiate appropriate modifications to this definition. Pending such modifications, the Applicable Offshore Rate Margin shall be determined in accordance with subsection (a) of this definition.

               "Arranger" means BancAmerica Robertson Stephens, a Delaware corporation.

               "Assignee" has the meaning specified in subsection 10.08(a).

               "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

               "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

               "Attributable Debt" means as of the date of determination thereof in connection with a Sale and Leaseback Transaction occurring after the date hereof, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease.

               "Bank" has the meaning specified in the introductory clause hereto.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

               "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.


               "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.


               "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

               "Bid Loan" means a Loan by a Bank to the Company under Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.


               "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.


               "Bid Loan Note" means a promissory note in substantially the form of Exhibit I hereto.


               "BofA" means Bank of America National Trust and Savings Association, a national banking association.


               "Borrowing" means (a) a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period and (b) a Swing Line Loan.


               "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03, 2.06 or 2.08, as applicable.


               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.


               "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.


               "Change of Control" means (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by
          Section 7.03, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange
          Act) of 25% or more of the outstanding shares of voting stock of the Company or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or on the date hereof (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

               "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).


               "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.


               "Commitment", as to each Bank, has the meaning specified in
          Section 2.01.


               "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.


               "Committed Loan" means a Loan by a Bank to the Company under
          Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).


               "Committed Loan Note" means a promissory note in substantially the form of Exhibit H.


               "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.06(b).


               "Competitive Bid Request" has the meaning specified in subsection 2.06(a).


               "Compliance Certificate" means a certificate substantially in the form of Exhibit C.


               "Consolidated Net Worth" means, at any date, the consolidated shareholders' equity of the Company and its consolidated subsidiaries in accordance with GAAP.


               "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
          (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.


               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.


               "Conversion/Continuation Date" means any date on which, under
          Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.


               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.


               "Dollars", "dollars" and "$" each mean lawful money of the United States.


               "EBIT" means, for any applicable computation period, the Company's and its Subsidiaries' Net Income on a consolidated basis from continuing operations, plus (a) income and franchise taxes paid or accrued during such period and (b) interest expenses paid or accrued during such period.


               "EBITDA" means, for any applicable computation period, the Company's and its Subsidiaries' Net Income on a consolidated basis from continuing operations, plus (a) income and franchise taxes paid or accrued during such period, (b) interest expenses paid or accrued during such period, and (c) amortization and depreciation deducted in determining Net Income for such period.


               "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $350,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $350,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
          (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.


               "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.


               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.


               "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.


               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
          (o) of the Code for purposes of provisions relating to Section 412 of the Code).


               "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of

          ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.


               "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".


               "Event of Default" means any of the events or circumstances specified in Section 8.01.


               "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.


               "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.


               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.


               "Fee Letter" has the meaning specified in subsection 2.14(a).


               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.


               "Funded Debt" means, at any time, the aggregate amount at such time of Indebtedness for money borrowed of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, plus obligations of the Company and its Subsidiaries under capital leases to the extent required to be capitalized on a balance sheet in accordance with GAAP, plus, without duplication, Contingent Obligations relating to any of the foregoing.

               "Funded Debt to EBITDA Ratio" means, as of the end of any fiscal quarter, the ratio of Funded Debt at such time to EBITDA for the four fiscal quarters then ended.


               "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.


               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable from time to time.


               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


               "Graphic Industries" means Graphic Industries, Inc.


               "Graphic Industries Acquisition" means the acquisition by Acquisition Corp. of Graphic Industries by means of the Tender Offer and the Graphic Industries Merger.


               "Graphic Industries Merger" means the merger of Acquisition Corp. with and into Graphic Industries.


               "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."


               "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into, and accruals arising, in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; (i) Securitization Facility Attributed Indebtedness, if any; and (j) all Off Balance Sheet Liabilities.


          For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member to the extent of such recourse to such Person.


               "Indemnified Liabilities" has the meaning specified in Section 10.05.


               "Indemnified Person" has the meaning specified in Section 10.05.


               "Independent Auditor" has the meaning specified in subsection 6.01(a).


               "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.


               "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of EBIT for the four fiscal quarters then ended to Interest Expense for such four fiscal quarters.


               "Interest Expense" means the interest expense of the Company and its Subsidiaries on a consolidated basis determined for the applicable period in accordance with GAAP.

                "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan or Swing Line Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan or Swing Line Loan, the last Business Day of each calendar quarter, provided, however, that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.


                "Interest Period" means, (a) as to any Offshore Rate Loan, subject to the last proviso of Section 2.03(a), the period commencing on the Borrowing Date such Loan is disbursed, or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three, six or, if available to all Banks, nine or twelve months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 180 days as selected by the Company in the applicable Competitive Bid Request;


          provided that:


                     (i) if any Interest Period would otherwise end on a day
                that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;


                     (ii) any Interest Period pertaining to an Offshore Rate
                Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and


                     (iii) no Interest Period for any Loan shall extend beyond
                October 31, 2002.


                "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

               "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.


               "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.


               "LIBO Rate" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Administrative Agent to be the rate of interest (rounded upward to the nearest 1/16th of 1%) at which dollar deposits in the approximate amount of the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.


               "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.


               "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.


               "LIBOR Bid Margin" has the meaning specified in subsection 2.06(b)(ii)(C).


               "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.


               "Loan" means an extension of credit (including a Swing Line
          Loan) by a Bank to the Company under Article II, which may be a Committed Loan, a Bid Loan or a Swing Line Loan.

               "Loan Documents" means this Agreement, any Notes, the Fee Letters and all other documents delivered to the Administrative Agent or any Bank in connection herewith.


               "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.


               "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.


               "Material Subsidiary" means any Subsidiary of the Company, the consolidated total assets of which were more than 5% of the Company's consolidated total assets as of the end of the most recently computed fiscal quarter of the Company.


               "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of October 12, 1997 among the Company, Acquisition Corp. and Graphic Industries, as the same has been or may be amended, supplemented or modified from time to time.


               "Merger Date" means the date on which the Graphic Industries Merger is consummated in accordance with the Merger Agreement.


               "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.


               "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.


               "Net Income" means, for any computation period, with respect to the Company on a consolidated basis with its Subsidiaries cumulative net income earned during such period as determined in accordance with GAAP.


               "Notes" means the Committed Loan Notes, the Bid Loan Notes and the Swing Line Note.

               "Notice of Borrowing" means a notice in substantially the form of Exhibit A.


               "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.


               "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.


               "Off Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.


               "Offer to Purchase" means the Offer to Purchase, dated October 3, 1997 of Acquisition Corp. relating to the Tender Offer, as amended, supplemented or modified to the date hereof.


               "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the nearest 1/16th of 1%) determined by the Administrative Agent as follows:


          Offshore Rate =             IBOR
                          -----------------------------
                   1.00 - Eurodollar Reserve Percentage


          Where,


                "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                     "IBOR" means the rate of interest per annum determined by
                the Administrative Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:30 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.


                     The Offshore Rate shall be adjusted automatically as to
                all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.


                "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the Offshore Rate.


                "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.


                "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.


                "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.


                "Participant" has the meaning specified in subsection 10.08(d).


                "Participating Subsidiary" means any Subsidiary of the Company that is a participant in a Permitted Securitization.


                "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.


                "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.


               "Permitted Liens" has the meaning specified in Section 7.01.


               "Permitted Securitization" mean any financing program providing for the sale or transfer of Securitization Assets by the Company and its Participating Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes), to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Company and the Participating Subsidiaries.


               "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.


               "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.


               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.


               "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.


               "Pro Rata Share" means, as to any Bank (a) at any time at which the Commitments remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Aggregate Commitment, and (b) after the termination of the Commitments, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Bank's outstanding Loans (other than

          Swing Line Loans) divided by the aggregate principal amount of the outstanding Loans (other than Swing Line Loans) of all the Banks.


               "Rating Agency" means either S&P or Moody's.


               "Receivables Subsidiary" means a special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Securitization Assets in connection with and pursuant to a Permitted Securitization.


               "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.


               "Required Banks" means (a) at any time prior to the Termination Date, or after the Termination Date if no Loans are outstanding, Banks then holding at least 51% of the Aggregate Commitment, and (b) otherwise, Banks then holding at least 51% in principal amount of the Loans.


               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.


               "Responsible Officer" means the chief executive officer, the president or any senior vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.


               "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property, other than any such arrangement entered into as an accommodation to either the purchaser or the seller in connection with a transaction intended as a sale and not as a financing, provided that the aggregate amount of the purchase price of property sold after the date hereof pursuant to such arrangements does not exceed $10,000,000.


               "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.


               "Securitization Assets" means all accounts receivable, general intangibles, instruments, documents, chattel paper and investment property (whether now existing or arising in the future) of the Company or any of its Subsidiaries which are sold or transferred pursuant to a Permitted Securitization, and any assets related thereto, including without limitation (i) all collateral given by any of the foregoing, (ii) all contracts and all guarantees (but not by the Company or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (iii) other related assets including those set forth in the Securitization Documents, and (iv) proceeds of all of the foregoing.


               "Securitization Documents" shall mean all documentation relating to any Permitted Securitization.


               "Securitization Facility Attributed Indebtedness" at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary, the Company or Participating Subsidiaries in respect of the Securitization Assets sold or transferred by it in connection with a Permitted Securitization (it being the intent of the parties that the amount of Securitization Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).


               "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.


               "Subsidiary Guarantee Agreement" means an agreement in the form of Exhibit K hereto.


               "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Company and its Subsidiaries, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the fiscal quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the EBITDA of the Company and its Subsidiaries for the 12-month period ending as of the end of the fiscal quarter next preceding the date of determination.


               "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.


               "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.


               "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as reasonably determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).


               "Swing Line Commitment" means at any time, the obligation of the Swing Line Bank to make Swing Line Loans pursuant to Section 2.07.


               "Swing Line Bank" means BofA, in its capacity as provider of the Swing Line Loans.


               "Swing Line Loan" means a Loan made by the Swing Line Bank.


               "Swing Line Note" means a promissory note in substantially the form of Exhibit J.


               "Swing Line Rate" means such rate per annum as the Company and the Swing Line Bank may from time to time agree, but in no event greater than the Base Rate.


               "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative

          Agent, respectively, taxes imposed on or measured by its overall net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.


               "Tender Offer" means the tender offer made by Acquisition Corp. for all of the common stock of Graphic Industries pursuant to the Offer to Purchase.


               "Tender Offer Documents" means collectively, (a) the tender offer statement on Schedule 14D-1, dated October 3, 1997, as amended and supplemented by Amendment No. 1, dated October 17, 1997, filed by Acquisition Corp. with the SEC pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits thereto, including the Offer to Purchase and (b) the solicitation/recommendation statement on
          Schedule 14D-9, dated October 3, 1997, as amended and supplemented by Amendment No. 1, dated October 17, 1997, filed by Graphic Industries pursuant to Section 14(d)(9) of the Exchange Act, in each case, as amended, supplemented or otherwise modified from time to time.


               "Termination Date" means the earlier to occur of:


                     (a) October 31, 2002; and


                     (b) the date on which the Commitments terminate in
               accordance with the provisions of this Agreement.


               "Type" has the meaning specified in the definition of "Committed Loan."


               "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.


               "United States" and "U.S." each means the United States of America.


               "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 Other Interpretive Provisions.


          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.


          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.


          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.


               (ii) The term "including" is not limiting and means "including without limitation."


               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."


          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.


          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.


          (f) Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."


          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     1.03 Accounting Principles.


          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.


          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.



                                  ARTICLE II

                                 THE CREDITS


     2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.09 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section
2.10 and reborrow under this Section 2.01.


     2.02 Loan Accounts.


          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent demonstrable error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.


          (b) Upon the request of any Bank made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more notes ("Committed Loan Notes"), the Bid Loans made by such Bank may be evidenced by one or more notes ("Bid Loan Notes"), and the Swing Line Loans made by such Bank may be evidenced by a note ("Swing Line Note") instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent demonstrable error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.


     2.03 Procedure for Committed Borrowing.


          (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:30 a.m. (Chicago time) (i) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans) specifying:


                     (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;


                     (B) the requested Borrowing Date, which shall be a Business Day;


                     (C) the Type of Loans comprising the Committed Borrowing;
          and


                     (D) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.


provided, however, that with respect to the Committed Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. (Chicago time) on the Closing Date and such Committed Borrowing will consist of Loans with an Interest Period satisfactory to the Administrative Agent, and further provided that if so requested by the Administrative Agent, all Committed Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base Rate Committed Loans or Offshore Rate Committed Loans for Interest Periods no longer than one month; provided further that, with the consent of each lending Bank, Loans made during such 60 day period may have interest periods of less than one month.


          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata
 Share of that Committed Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 12:30 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.


          (d) After giving effect to any Committed Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.


     2.04 Conversion and Continuation Elections for Committed Borrowings.


          (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):


               (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or


               (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or in an integral multiple of $1,000,000 in excess thereof);


provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.


          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:30 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans, specifying:

                     (A) the proposed Conversion/Continuation Date;


                     (B) the aggregate amount of Committed Loans to be continued;


                     (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and


                     (D) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.


          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.


          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans held by each Bank with respect to which the notice was given.


          (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.


          (f) After giving effect to any conversion or continuation of Committed Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.


     2.05 Bid Borrowings.  In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that the Company may, as set forth in
Section 2.06, from time to time request any Bank or Banks (for any such request, each such Bank is hereafter referred to as a "Bid Bank") prior to the Termination Date to submit offers to make Bid Loans to the Company either on an individual basis or through an auction procedure; provided, however, that the Bid Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans and Swing Line Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, exceed the Aggregate Commitment; (b) the outstanding aggregate principal amount of all

Bid Loans made by all Banks exceed 50% of the Aggregate Commitment; or (c) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds six.


     2.06 Procedure for Bid Borrowings.


          (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent and each Bid Bank by facsimile transmission a notice in substantially the form of Exhibit F (a "Competitive Bid Request") so as to be received no later than 10:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:


               (i) the date of such Bid Borrowing, which shall be a Business
          Day;


               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;


               (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and


               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.


Subject to subsection 2.06(b), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.


               (b) (i) Each Bid Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this subsection 2.06(b) and must be submitted to the Company by facsimile transmission at the Company's office for notices set forth on the signature pages hereto not later than 9:30 a.m. (Chicago time) (i) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Bid Loan or (ii) on the date of Borrowing in the case of an Absolute Rate Bid Loan.


               (ii) Each Competitive Bid shall be in substantially the form of Exhibit G, specifying therein:

                     (A) the proposed date of Borrowing;


                     (B) the principal amount of each Bid Loan for which such
                Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;


                     (C) in case the Company elects a LIBOR Auction, the margin above or below the LIBO Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/100th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;


                     (D) in case the Company elects an Absolute Rate Auction,
                the rate of interest per annum expressed in multiples of 1/100th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and


                     (E) the identity of the quoting Bank.


          A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.


                  (iii) Any Competitive Bid shall be disregarded if it:


                     (A) is not substantially in conformity with Exhibit G or
                does not specify all of the information required by subsection
                (b)(ii) of this Section;


                     (B) contains qualifying, conditional or similar language;


                     (C) proposes terms other than or in addition to those set
                forth in the applicable Invitation for Competitive Bids; or


                     (D) arrives after the time set forth in subsection (c)(i).

          (c) Not later than 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify each Bank whose Competitive Bid the Company is accepting of its acceptance of the offer received pursuant to subsection 2.06(b) and the amount of the Bid Loan or Bid Loans to be made by such Bank on the date of the Bid Borrowing. The Company shall be under no obligation to accept any offer and may choose to reject all offers. The Company may accept any Competitive Bid in whole or in part; provided that:


               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;


               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;


               (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and


               (iv) the Company may not accept any offer that is described in subsection 2.06(b)(iii) or that otherwise fails to comply with the requirements of this Agreement.


          (d) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Company may deem appropriate) in proportion to the aggregate principal amounts of such offers.


          (e) (i) The Company shall notify the Administrative Agent of all Competitive Bids accepted and the amount and maturity of each Bid Loan of each Bank whose Competitive Bid has been accepted.


              (ii) Each Bank which has received notice pursuant to subsection 2.06(c) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office, by 12:00 noon (Chicago time), on the date of the applicable Bid Borrowing, in funds immediately available to the Administrative Agent.

               (iii) Promptly following each Bid Borrowing, the Company shall notify each Bank which submitted a Bid of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount and maturities of each Bid Loan borrowed pursuant to such Bid Borrowing.


               (iv) From time to time, the Company and the Banks shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.


          (f) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.01 and 4.02 hereof are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.


     2.07 The Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Bank agrees to make Swing Line Loans to the Company from time to time prior to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $30,000,000; provided that, after giving effect to any such Swing Line Loan, the aggregate principal amount of all outstanding Loans at such time would not exceed the Aggregate Commitment at such time. Prior to the Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.


     2.08 Procedure for Swing Line Loans.


          (a) The Company may borrow under the Swing Line Commitment on any Business Day until the Termination Date; provided that the Company shall give the Swing Line Bank irrevocable written notice (or telephonic notice promptly confirmed in writing) (which notice must be received by the Swing Line Bank prior to 11:00 a.m. (Chicago time)) with a copy to the Administrative Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Bank to the Company in immediately available funds at the office of the Swing Line Bank by 1:00 p.m. (Chicago time) on the date of such notice. The Company may at any time and from time to time prepay the Swing

Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Bank prior to 1:00 p.m. (Chicago time) on any Business Day of the date and amount of prepayment with a copy to the Administrative Agent. If any such notice is given, the amount specified in such notice shall be due and payable not later than 3:00 p.m. (Chicago time) on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.


          (b) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the tenth Business Day following the date of such Swing Line Loan and if by such time on such tenth Business Day the Administrative Agent shall have received neither (i) a Notice of Borrowing delivered by the Company pursuant to Section 2.03 requesting that Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Administrative Agent indicating the Company's intent to repay such Swing Line Loan on or before the immediately succeeding Business Day with funds obtained from other sources, then on such Business Day the Swing Line Bank shall (and on any Business Day the Swing Line Bank in its sole discretion may), on behalf of the Company (which hereby irrevocably directs the Swing Line Bank to act on its behalf) request the Administrative Agent to notify each Bank to make a Base Rate Loan in an amount equal to such Bank's Pro Rata Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in subsection 8.01(f) or (g) shall have occurred with respect to the Company (in which event the procedures of paragraph (d) of this Section 2.08 shall apply) each Bank shall make the proceeds of its Loan available to the Administrative Agent for the account of the Swing Line Bank at the Administrative Agent's Payment Office in funds immediately available prior to 11:00 a.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Bank, promptly following the Swing Line Bank's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from the Banks are not sufficient to repay in full such outstanding Swing Line Loans.


          (c) Notwithstanding anything herein to the contrary, the Swing Line Bank (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article IV have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 1:00 p.m. (Chicago time) on the date of such requested Swing Line Loan, it has received a written notice from the Administrative Agent or any Bank directing it not to make further Swing Line Loans because one or more of the conditions specified in Article IV are not then satisfied.


          (d) If prior to the making of a Loan required to be made by subsection 2.08(b) an Event of Default described in subsection 8.01(f) or 8.01(g) shall have occurred and be continuing with respect to the Company, each Bank will, on the date such Loan was to have been made pursuant to the notice described in subsection 2.08(b), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Bank will immediately transfer to the Administrative Agent for the benefit of the Swing Line Bank, in immediately available funds, the amount of its participation.


          (e) Whenever, at any time after a Bank has purchased a participating interest in a Swing Line Loan, the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to the Administrative Agent for delivery to each Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Administrative Agent for delivery to the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it.


          (f) Each Bank's obligation to make the Loans referred to in subsection 2.08(b) and to purchase participating interests pursuant to subsection 2.08(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Company may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Bank, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


     2.09 Voluntary Termination or Reduction of Commitments.


          (a) The Company may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Aggregate Commitment then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination.


          (b) At no time shall the Swing Line Commitment exceed the Aggregate Commitment or the Commitment of the Swing Line Bank, and any reduction of the Aggregate Commitment which reduces the Commitment of the Swing Line Bank below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the

Swing Line Commitment to the amount of the Commitment of the Swing Line Bank, as so reduced, without any action on the part of the Swing Line Bank.


     2.10 Optional Prepayments.


          (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Administrative Agent in the case of Base Rate Loans and two Business Days' irrevocable notice in the case of Offshore Rate Loans, ratably prepay Committed Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest with respect to Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.


          (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.


     2.11 Increase in Commitments. The Company may, at its option, on not more than two occasions in increments of not less than $25,000,000, seek to increase the Aggregate Commitment by $100,000,000 or less up to a maximum Aggregate Commitment amount of $600,000,000 upon at least three (3) Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Event of Default exists. The Company may elect to accept on such occasion an increase in the Aggregate Commitment to an amount less than that requested. No increase in the Aggregate Commitment shall become effective until the existing or new Bank extending such incremental commitment amount shall have delivered to the Administrative Agent a writing in form reasonably satisfactory to the Administrative Agent pursuant to which such existing Bank states the amount of its Commitment increase and any such new Bank states its Commitment amount and agrees to assume and accept the obligations and rights of a Bank hereunder. Each Bank or Banks (new or existing) which increases its Commitment shall accept assignments from the existing Banks of an interest in each then outstanding Committed Loan such that, after giving effect thereto, all Committed Loans are held ratably by the Banks in proportion to their respective Commitments. The assigning Banks shall be paid as consideration for such assignment an amount equal to the amount of principal and accrued interest assigned. The Company shall make any payments under Section 3.04 resulting from such assignments.

     2.12 Mandatory Repayment and/or Reduction in Commitments.


          (a) The Company shall repay to the Banks on the Termination Date the aggregate principal amount of all Loans outstanding on such date. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.


          (b) On the date of the initial funding of any Permitted Securitization or, without duplication, on any subsequent funding date, the Aggregate Commitments of the Banks shall be permanently reduced (in accordance with each Bank's Pro Rata Share) by an amount equal to the aggregate amount of Securitization Facility Attributed Indebtedness in excess of $100,000,000. On the date of the initial funding of such Permitted Securitization, and after giving effect to the reductions in the Commitments required by the preceding sentence, the Company shall prepay outstanding Loans to the extent the sum of the Committed Loans and Bid Loans exceed the Aggregate Commitment after giving effect to such reductions.


     2.13 Interest.


          (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be. The Administrative Agent, upon determination of the interest rate for any Offshore Rate Loan will promptly notify the Company and the Banks thereof.


          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.


          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest to the extent permitted by law at the Base Rate plus 2% per annum from the date of such non-payment until such amount is paid in full (after as well as before judgment).


          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.14 Fees.


          (a) Arrangement, Agency Fees. On the date hereof, the Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Administrative Agent dated September 23, 1997.


          (b) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee on the amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the Applicable Facility Fee Percentage times the average daily Commitment of such Bank for that quarter as calculated by the Administrative Agent. Such facility fee shall accrue from the date hereof to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1997 through the Termination Date, with the final payment to be made on the Termination Date. The facility fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.


     2.15 Computation of Fees and Interest.


          (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.


          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of demonstrable error.


     2.16 Payments by the Company.


          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than noon (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.


          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.


     2.17 Payments by the Banks to the Administrative Agent.


          (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent demonstrable error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account (and without any amount otherwise owing pursuant to Section 3.04) together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

          (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.


     2.18 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.11) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                 ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY


     3.01 Taxes.


          (a) Subject to Section 9.10, any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.


          (b) Subject to Section 9.10, if the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:


               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to Further Taxes), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;


               (ii) the Company shall make such deductions and withholdings;


               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and


               (iv) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, provided, however, that the Company shall not be required to increase any such amount payable to any Bank that is not organized under the laws of the U.S. or a state thereof if such Bank fails to comply with the requirements of Section 9.10.


          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.


          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.


          (e) If the Company is required to pay any amount to any Bank or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.02 Illegality.


        (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist and such Bank shall make a Loan which shall bear interest at the Base Rate in lieu of its Offshore Rate Loan for the same period as the Offshore Rate Loan made by the other Banks.


        (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.


        (c) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.


     3.03 Increased Costs and Reduction of Return.


        (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance by that Bank with any guideline or request issued after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

        (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation after the date hereof, (ii) any change in any Capital Adequacy Regulation after the date hereof, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof after the date hereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.


        (c) Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.03 with respect to such Bank, it will, if requested by the Company, designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid such increased costs or other special payments and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank. Nothing in this
Section 3.03 shall affect or postpone any of the Obligations of the Company or the rights of any Bank provided in this Agreement.


     3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:


        (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;


        (b) the failure of the Company to borrow, continue or convert an Offshore Rate Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;


        (c) the failure of the Company to make any prepayment of any Offshore Rate Loan in accordance with any notice delivered under Section 2.10;


        (d) the prepayment (including pursuant to Section 2.10 or 2.11) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or


        (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained (but excluding loss of anticipated profit with respect to such Loans). For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.


     3.05 Inability to Determine Rates. If either the Administrative Agent or the Required Lenders by notice to the Administrative Agent determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.13(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent or the Required Lenders as the case may be revokes such notice in writing.
Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it (it being understood that the Company shall not be liable for payment of any amounts pursuant to
Section 3.04 in connection with such revocation). If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.


     3.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail its determination of the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. No Bank shall be entitled to receive additional amounts pursuant to Section 3.03 for periods occurring prior to the 90th day before the delivery of such certificate.


     3.07 Replacement of Banks. If:


          (i) any Bank shall have delivered a notice or demand pursuant to
     Section 3.02 or 3.03,


          (ii) the Company shall be required to make additional payments to any Bank under Section 3.01,

          (iii) any Bank shall become, or a substantial part of the property of any Bank shall become, the subject of any receivership or similar proceeding,


          (iv) any Bank shall default on its commitment to lend hereunder,


then the Company shall have the right, at its own expense, upon notice to such Bank and the Administrative Agent, to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.08) all of its interests, rights and obligations hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) or to another Bank which shall assume such obligations, provided that (A) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee or the Company, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such termination or assignment the principal of and the interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (including, without limitation, any amounts owed under Article III).


     3.08 Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.



                                  ARTICLE IV

                             CONDITIONS PRECEDENT


     4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Committed Loan hereunder and to receive through the Administrative Agent the initial Competitive Bid Request and the obligation of the Swing Line Bank to make its initial Swing Line Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the initial borrowing date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:


        (a) Credit Agreement and Notes. This Agreement and, to the extent requested, the Notes executed by each party thereto;


        (b) Resolutions; Incumbency.


             (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and


             (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents:


               (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and


               (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and such states as the Administrative Agent may request where the Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;


            (d) Legal Opinions. An opinion of Sidley & Austin, counsel to the Company, and an opinion of the general counsel of the Company, each addressed to the Administrative Agent and the Banks, in form and substance satisfactory to the Administrative Agent;


            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Section 10.04;


            (f) Offer to Purchase. Either (i) the shares validly tendered pursuant to the Tender Offer have been accepted for payment by Acquisition Corp. in accordance with the terms of the Offer to Purchase, or (ii) the Graphic Industries Merger shall have become effective in accordance with the terms of the Merger Agreement, and none of the material terms or conditions of the Tender Offer or the Merger Agreement shall have been waived or modified after the date hereof (except with the consent of the Administrative Agent and the Required Banks);


            (g) Merger Agreement. The Merger Agreement shall be in full force and effect and the Administrative Agent shall have received, with sufficient copies for each Bank, a copy of the Merger Agreement and the other Acquisition Documents, certified as true and complete by a Responsible Officer of the Company;

            (h) Margin Regulations. All Loans made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations G, T, U and X;


            (i) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:


               (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date both before and after (1) Acquisition Corp.'s acceptance for payment of the shares validly tendered pursuant to the Tender Offer, or (2) the effectiveness of the Graphic Industries Merger;


               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and


               (iii) there has occurred since July 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and


               (iv) either (i) the shares validly tendered pursuant to the Tender Offer has been accepted for payment by Acquisition Corp. in accordance with the terms of the Offer to Purchase and all applicable Requirements of Law, or (ii) the Graphic Industries Merger shall have become effective in accordance with the terms of the Merger Agreement and all applicable Requirements of Law.


            (j) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.


     4.02 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan or Swing Line Loan to be made by it, and the obligation of any Bank to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), is subject to the satisfaction of the following conditions precedent on the relevant disbursement date:


            (a) Notice of Borrowing. As to any Committed Loan, the Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;


            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such disbursement date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and


        (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.


Each Notice of Borrowing, Competitive Bid Request and Swing Line Loan request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each disbursement date, that the conditions in this Section
4.02 are satisfied.



                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


     The Company represents and warrants to the Administrative Agent and each Bank that:


     5.01 Corporate Existence and Power.  The Company and each of its
Subsidiaries:


        (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;


        (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;


        (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and


        (d) is in compliance with all Requirements of Law; except, in the case of Subsidiaries referred to in clauses (a) and (b), and in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.


     5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, each other Loan Document and the Acquisition Documents to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

        (a) contravene the terms of any of the Company's Organization
Documents;


        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or their respective properties are subject, which could reasonably be expected to result in a Material Adverse Effect; or


        (c) violate any Requirement of Law.


     5.03 Governmental Authorization. Except as set forth on Schedule 5.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement, any other Loan Document or the Acquisition Documents.


     5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.


     5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which:


        (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or


        (b) involve a probable risk of an adverse decision which would materially restrict the ability of the Company to comply with its obligations under this Agreement.


     5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

     5.07 ERISA Compliance.  Except as specifically disclosed in Schedule 5.07:


        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.


        (b) There are no pending or, to the knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.


        (c) (i) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.


     5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.


     5.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.


     5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.


     5.11 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries dated July 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:


               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and


               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.


     5.12 Environmental Claims. Except as specifically disclosed in Schedule 5.12, as of the Closing Date, to the Company's knowledge, there are no Environmental Claims which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


     5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.


     5.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that the failure to own, license or otherwise have such right could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material, as currently employed, or currently contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or, to the Company's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.


     5.15 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than inactive Subsidiaries with assets of $1,000 or less and those specifically disclosed in part (a) of Schedule 5.16 hereto (none of which other than Graphic Industries constitutes a Material Subsidiary) and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 5.16.


     5.16 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.


     5.17 Acquisition Documents. The Company has delivered to each of the Banks true, complete and correct copies of each Acquisition Document as of the Closing Date. Each Acquisition Document to which the Company or any of its Subsidiaries is a party has been duly executed and delivered by the Company or such Subsidiary, as the case may be, and to the knowledge of the Company, as of the Closing Date, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Company and its Subsidiaries and is in full force and effect. The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified in any manner adverse to the interests of the Banks without the consent of the Required Banks and the Administrative Agent. To the knowledge of the Company and each of its Subsidiaries, the representations and warranties of each other party to each Acquisition Document contained therein are true and correct in all material respects on the Closing Date and no material default exists under any such Acquisition Document, such knowledge qualification being given only with respect to parties to the Acquisition Documents other than the Company and its Subsidiaries. To the knowledge of the Company and each of its Subsidiaries, none of the Tender Offer Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the date of each such document.


     5.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered, it being understood that with respect to projections, such projections are good faith estimates based on assumptions believed to be reasonable by the Company and that no assurances can be given that the results set forth in the projections will actually be obtained.


     5.19 Solvency. On and as of the Closing Date, after giving effect to the Tender Offer and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), (i) the sum of the assets, at a fair valuation, of the Company will exceed its debts; (ii) the Company has not incurred and does not intend to, nor does the Company believe that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) Company will have sufficient capital with which to conduct its business. For purposes of this Section 5.21, "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Pension Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.



                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS


     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:


     6.01 Financial Statements.  The Company shall deliver to the
Administrative Agent, with sufficient copies for each Bank:


        (a) as soon as available, but not later than ninety days after the end of each fiscal year (commencing with the fiscal year ended July 31, 1998), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Anderson, LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Except as set forth therein in compliance with Section 7.12, such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;


        (b) as soon as available, but not later than forty-five days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended October 31, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.


     6.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:


        (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;


        (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;


        (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and


        (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.


     6.03 Notices. The Company shall promptly notify the Administrative Agent and each Bank:


        (a) of the occurrence of any Default or Event of Default;


        (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;


        (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i) an ERISA Event;


               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;


               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or


               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.


        (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;


        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.


     6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to (except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02):


        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;


        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and


        (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.


     6.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.


     6.07 Payment of Taxes. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.


     6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist and except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.


     6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.


     6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (and by this provision the Company authorizes such accountants to discuss with the Banks and such representatives the affairs, finances and accounts of the Company and its Subsidiaries, provided that prior to the occurrence and continuation of a Default or Event of Default, all such discussions shall, if the Company so requests, be in the presence of an officer of the Company), at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.


     6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental

Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.


     6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for general corporate purposes (including the refinancing of indebtedness and the financing of the Tender Offer and the Graphic Industries Merger and related expenses) not in contravention of any Requirement of Law or of any Loan Document.


     6.13 Consummation of the Graphic Industries Merger. The Company shall cause the Graphic Industries Merger to be consummated in accordance with subsection 7.04(f) as soon as reasonably practicable after the date the Company or its Subsidiaries acquire more than 50% of the capital stock of Graphic Industries and, upon consummation of the Graphic Industries Merger, cause the surviving corporation to execute and deliver to the Administrative Agent the Subsidiary Guarantee Agreement.


     6.14 Subsidiary Guarantee Agreement. The Company agrees to cause each Subsidiary which becomes a Material Subsidiary and each Material Subsidiary established or created after the date hereof to execute and deliver the Subsidiary Guarantee Agreement.



                                  ARTICLE VII

                               NEGATIVE COVENANTS


     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:


     7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):


        (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;


        (b) any Lien created under any Loan Document;


        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

        (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;


        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;


        (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate could not reasonably be expected to have a Material Adverse Effect;


        (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;


        (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and, in the case of an acquisition of substantially all of the assets of another Person or of a division of or line of business of such Person, Liens existing on such property or asset at the time of acquisition thereof (and not created in anticipation thereof);


        (i) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;


        (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

        (k) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (a), (h) and (i) of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;


        (l) Liens on Securitization Assets sold or transferred pursuant to a Permitted Securitization; and


        (m) other Liens securing obligations not in excess of 15% of the Consolidated Net Worth of the Company.


     7.02 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of its Property, to any other Person except for:


        (a) sales of inventory in the ordinary course of business,


        (b) leases, sales, transfers or other dispositions of Property that is obsolete, worn out or otherwise no longer useful in such Person's business;


        (c) leases, sales, transfers or other dispositions of equipment, as long as the net proceeds of such disposition are used by the Company or a Subsidiary to acquire replacement property within 90 days from the date of disposition;


        (d) leases, sales, transfers or other dispositions from one Subsidiary to the Company or to a Wholly-Owned Subsidiary of the Company;


        (e) the Company and its Subsidiaries may sell, contribute and make other transfers of Securitization Assets pursuant to the Securitization Documents under a Permitted Securitization;


        (f) leases, sales, transfers or other dispositions of Property of Graphic Industries, as long as the book value of such assets does not exceed $25,000,000;


        (g) Sale and Leaseback Transactions to the extent permitted by Section 7.16; and


        (h) leases, sales, transfers or other dispositions of its Property, as long as such Property, together with other Property leased, sold, transferred or otherwise disposed of during the preceding 12 month fiscal period does not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.


     7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:


        (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;


        (b) any Subsidiary may sell or transfer all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary;


        (c) the Company may consummate the Tender Offer and the Graphic Industries Merger pursuant to the terms of the Merger Agreement, provided that such acquisition and merger are on terms not materially different from the terms of the Merger Agreement (without giving effect to any amendment, supplement or modification thereto after the date hereof); and


        (d)  dispositions permitted by Section 7.02.


     7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:


        (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities;


        (b) existing Investments in Subsidiaries and other Investments identified on Schedule 7.04 hereto;


        (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;


        (d) advances to employees in the ordinary course of business for travel, relocation and related expenses;


        (e) Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in other of its Wholly-Owned Subsidiaries;


        (f) Investments in the capital stock of Graphic Industries made in connection with the Graphic Industries Acquisition;

        (g) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the Person or assets acquired are in a business not substantially different than the business carried on by the Company and its Subsidiaries on the date hereof; (ii) at least five (5) Business Days prior to such Investment the Company delivers to the Administrative Agent a computation of covenant compliance certified by its chief financial officer demonstrating compliance by the Company on a pro forma basis (giving effect to the proposed Investment and related Indebtedness as if it had occurred on the first day of the most recently ended four fiscal quarter period) with Sections 7.13 and 7.14 as of the most recently ended fiscal quarter; (iii) giving effect to such Investment the Person acquired is a Wholly-Owned Subsidiary or the assets acquired are owned by the Company or a Wholly-Owned Subsidiary or, such Person acquired is a Subsidiary and will become a Wholly-Owned Subsidiary within 120 days after such Investment pursuant to a valid merger or similar agreement; (iv) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (v) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;


        (h) Investments in Permitted Securitizations to the extent required by the Securitization Documents;


        (i) Other Investments in an aggregate amount not exceeding 15% of the Consolidated Net Worth of the Company.


     7.05 Limitation on Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or otherwise become directly or indirectly liable with respect to, any Indebtedness, except:


        (a) Indebtedness incurred pursuant to this Agreement;


        (b) Indebtedness of the Company incurred such that, on a pro forma basis after giving effect to the incurrence of such indebtedness (as if incurred on the beginning of the four quarter period immediately preceding the date of incurrence), the Company would not be in breach of Section 7.13 or 7.14 hereof;


        (c) Indebtedness of Subsidiaries of the Company in a principal amount not in excess of $50,000,000 in principal amount outstanding at any time; and


        (d) Indebtedness existing on the Closing Date and, to the extent the principal amount of such Indebtedness exceeds $1,000,000, set forth in Schedule 7.05.


     7.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than intercompany transactions among the Company and Wholly-Owned Subsidiaries), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.


     7.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock in violation of Regulations G, T, U or X, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock in violation of Regulations G, T, U or X or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.


     7.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:


        (a) endorsements for collection or deposit in the ordinary course of business;


        (b) Permitted Swap Obligations;


        (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08;


        (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;


        (e) Contingent Obligations consisting of take-or-pay contracts or rebate agreements entered into in the ordinary course of business consistent with past practice;


        (f) customary Contingent Obligations arising pursuant to the Securitization Documents;


        (g) Contingent Obligations constituting guarantees of employees' corporate credit card obligations pursuant to a corporate credit card program; and


        (h) Contingent Obligations of the Company and its Subsidiaries constituting Indebtedness permitted to be incurred pursuant to Section 7.05.


     7.09 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Subsidiary may:

        (a) declare and make dividend payments or other distributions payable solely in its common stock;


        (b) declare and pay dividends to the Company and any Subsidiary of the Company;


        (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and


        (d) adopt or amend a customary shareholder rights plan entitling shareholders of the Company to acquire additional securities of the Company if a third party acquires more than a specified percentage of the Company's common stock.


     7.10 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.


     7.11 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof or reasonably related thereto.


     7.12 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 6.01(a) hereof occur after the Closing Date and such changes result in, in the judgment of the Administrative Agent or the Company, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Company and its Subsidiaries shall be the same after such changes as if such changes had not been made.


     7.13 Minimum Interest Coverage. The Company shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.5:1.0.

     7.14 Maximum Adjusted Funded Debt to EBITDA. The Company shall not permit the Adjusted Funded Debt to EBITDA Ratio as of the end of any fiscal quarter to be greater than 3.0:1.0.


     7.15 Permitted Securitization. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any Securitization Documents other than in connection with a Permitted Securitization (unless such Securitization Documents have been approved by the Administrative Agent or are non-material documentation entered into pursuant to such approved Securitization Documents) or amend or modify in any material respect which is adverse to the Banks any of such Securitization Documents unless such amendment or modification has been approved by the Administrative Agent; provided, however, that if the Securitization Documents, after giving effect to such amendment or modification, would constitute a Permitted Securitization, then such approval of the Administrative Agent shall not be required.


     7.16 Sale-Leasebacks. The Company will not, and will not permit any Subsidiary to, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Closing Date if, at the time of such entering into and after giving effect thereto, Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by the Company and its Subsidiaries, when added (without duplication) to all Indebtedness outstanding secured by Liens and permitted under Section 7.01(m) shall exceed 15% of the Consolidated Net Worth of the Company.




                                  ARTICLE VIII

                               EVENTS OF DEFAULT


     8.01 Event of Default. Any of the following shall constitute an "Event of Default":


        (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or


        (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or


        (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.12 or in
Article VII; or

        (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or


        (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $25,000,000; or


        (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or


        (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is entered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

        (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000; (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or


        (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

        (j) Change of Control.  There occurs any Change of Control; or


        (k) Guaranties. Any Subsidiary Guarantee Agreement or any material provision thereof shall (other than as a result of the actions taken by Administrative Agent or the Banks to release such Subsidiary Guarantee Agreement) cease to be in full force and effect in accordance with its terms, or any Subsidiary or party thereto or any Person acting by or on behalf of such Subsidiary shall deny or disaffirm such Subsidiary's obligations under any Subsidiary Guarantee Agreement or any Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Subsidiary Guarantee Agreement; or


        (l) Securitization Facility. Any event (after the expiration of any applicable grace periods) as specified in the Securitization Documents for any Permitted Securitization shall entitle the Persons (other than the Securitization Subsidiary) financing Securitization Assets pursuant to a Permitted Securitization to terminate or permanently cease funding the purchase of Securitization Assets pursuant to such Permitted Securitization.


     8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks,


        (a) declare the commitment of each Bank to make Committed Loans to be terminated, whereupon such commitments shall be terminated;


        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

        (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;


provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.


     8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.



                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT


     9.01 Appointment and Authorization; "Administrative Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.


     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.


     9.04 Reliance by Administrative Agent.


        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.


        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.


     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.


     9.06 Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.


     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.


     9.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.


     9.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks with the consent of the Company, not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, with the consent of the Company not to be unreasonably withheld, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.


     9.10 Withholding Tax.


        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent and the Company, to deliver to the Administrative Agent and Company:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;


               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and


               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition for claiming complete exemption from United States withholding tax;


or to promptly notify the Company and the Agent of its inability to deliver any such form or certificate; provided that such Bank's failure to complete and execute such Form 4224 or Form 1001, as the case may be, or any such additional form (or any successor form or forms) due to a change in law after the date hereof shall not relieve the Company of any of its obligations under this Agreement.


            As of the date hereof as to Banks a party hereto as of the date hereof and as of the date any other financial institution becomes a Bank hereunder, each such Bank that is a foreign corporation, partnership or trust within the meaning of the Code represents and warrants as of such date that it is entitled to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. Such Bank agrees to promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.


            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations, such Bank agrees to notify the Administrative Agent and Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Company and the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.


            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.


        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Company or the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent and the Company, then the Company or the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.


        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Company or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Company or the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Company or the Administrative Agent fully for all amounts paid, directly or indirectly, by the Company or the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


     9.11 Co-Agents; Documentation Agent. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.



                                  ARTICLE X

                                MISCELLANEOUS


     10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and, except as provided in Section 2.11, signed by the Required Banks (or by the Administrative Agent at the written request of the Required Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:


        (a) except as provided in Section 2.11 increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);


        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;


        (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;


        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;


        (e) amend this Section, or Section 2.18, or any provision herein providing for consent or other action by all Banks; or


        (f) release any Material Subsidiary from its obligations under its Subsidiary Guarantee Agreement (except as a result of the sale or disposition of such Material Subsidiary in a transaction not prohibited by this Agreement);


and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Swing Line Bank under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.


     10.02 Notices.


        (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any borrowing notice transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.


        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Administrative Agent shall not be effective until actually received by the Administrative Agent.


        (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.


     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


     10.04 Costs and Expenses.  The Company shall:


        (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(f)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) or the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) or the Arranger with respect thereto; and


        (b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(f)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).


     10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, and reasonable out-of-pocket expenses and disbursements (including Attorney Costs), of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person provided further, that the Company shall not be obligated to indemnify any Bank for any loss, claim, damage, liability or expense arising solely from a dispute between two or more Banks. The agreements in this Section shall survive payment of all other Obligations.


     10.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.


     10.08 Assignments, Participations, etc.


        (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent and the Swing Line Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Administrative Agent or the Swing Line Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 (or, if less, the entire amount of such Bank's Loans and Commitment); provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500, provided that the foregoing fee shall not be payable in connection with any assignments required by Section 2.11. Banks may also make assignments as contemplated by
Section 2.11.


        (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.


        (c) Within ten Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the Company shall execute and deliver to the Administrative Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.


        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank (as the case may be) hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank (as the case may be) under this Agreement, provided that such Participant shall not be entitled to recover more with respect to the principal amount of its Participation under Sections 3.01, 3.03 and 10.05 than the Bank granting such participation would have been entitled to receive had such participation not been granted.


        (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


     10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates, subject to the provisions of this Section 10.09.


     10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


     10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.


     10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.


     10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.


     10.15 Governing Law and Jurisdiction.


        (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.


        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, THE ADMINISTRATIVE AGENT, AND EACH OF THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.


     10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS, AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.17 Termination of Existing Credit Facility. Upon payment in full of all fees and other outstanding obligations thereunder, the parties hereto which are also a party to the Credit Agreement, dated as of September 11, 1996, among the Company, The First National Bank of Chicago, as Agent, and Bank of America Illinois, as Co-Agent (the "Original Agreement"), hereby agree that as of the date hereof, the Original Agreement (except for the indemnification and other provisions thereof which expressly survive the termination thereof) shall terminate and, except as set forth above, neither the Company nor any lender thereunder shall have any obligations thereunder.


     10.18 No Indirect Security. Notwithstanding any section or provision of this Agreement to the contrary, nothing in this Agreement shall (i) restrict or limit the right or ability of the Company or any of its Subsidiaries to pledge, mortgage, sell, assign or otherwise encumber or dispose of any margin stock or
(ii) create an Event of Default arising out of or relating to any such pledge, mortgage, sale, assignment or other encumbrance or disposition, provided, however, that in no event shall the Company or its Subsidiaries be permitted to sell or otherwise dispose of its shares of Graphic Industries if as a result of such sale or disposition, the Company and its Subsidiaries would own less than 51% of the issued and outstanding voting securities of Graphic Industries.


     10.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.



                                        WALLACE COMPUTER SERVICES, INC.



                                        By:  /s/ Robert J. Cronin
                                           -------------------------------------

                                        Title:  President & CEO
                                              ----------------------------------

                                                BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION,
                                                as Administrative Agent


                                                By:  /s/ David A. Johanson
                                                    ------------------------

                                                Title:  Vice President
                                                       ---------------------




















                                     S-2
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                               CREDIT AGREEMENT

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a Bank
                                        and Swing Line Bank


                                        By:  /s/ Robert Ritter
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------
















                                     S-3
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                              CREDIT AGREEMENT

                                              WACHOVIA BANK N.A.



                                              By:      /s/ Todd J. Eagle
                                                 -------------------------------

                                              Title: Vice President
                                                    ----------------------------














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                               CREDIT AGREEMENT

                                        SUNTRUST BANK, ATLANTA


                                        By: /s/ Frank R. Callison
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------


                                        By: /s/ Jason P. Owen
                                           -------------------------------------

                                        Title: Banking Officer
                                              ----------------------------------

















                                     S-5
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                               CREDIT AGREEMENT

                                                NATIONSBANK, N.A.



                                                By: /s/ Valerie C. Mills
                                                   -----------------------------

                                                Title: Sr. Vice President
                                                      --------------------------

















                                     S-6
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                               CREDIT AGREEMENT

                                          THE FIRST NATIONAL BANK OF CHICAGO



                                          By: /s/ Karen F. Kizer
                                             -----------------------------------

                                          Title: Senior Vice President
                                                 -------------------------------



















                                     S-7
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                               CREDIT AGREEMENT

                                                THE CHASE MANHATTAN BANK



                                                By: /s/ Timothy J. Storms
                                                   -----------------------------

                                                Title: Managing Director
                                                       -------------------------











                                     S-8
                       WALLACE COMPUTER SERVICES, INC.
                               CREDIT AGREEMENT

                                                FIRST UNION NATIONAL BANK



                                                By: /s/ Edward H. Ross
                                                   -----------------------------

                                                Title: Vice President
                                                       -------------------------










                                     S-9
                       WALLACE COMPUTER SERVICES, INC.
                               CREDIT AGREEMENT